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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 8, 2001


                             OXFORD AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)



          Michigan                    333-75849                38-3262809
 (State or other jurisdiction      (Commission File           (IRS Employer
       of incorporation)                Number)             Identification No.)



                             1250 Stephenson Highway
                              Troy, Michigan 48083
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (248) 577-1400


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS

         Oxford Automotive, Inc, headquartered in Troy, Michigan, a leading full-service automotive supplier of high quality engineered metal components, assemblies and modules has entered into a Forbearance Agreement (the "Forbearance Agreement"), dated as of December 8, 2001, to its Fourth Amended and Restated Credit Agreement (the "Credit Agreement") dated as of June 8, 2001, as amended, among Oxford Automotive, Inc., Oxford Automotive Canada Ltd., the Lenders identified therein (the "Lenders"), and Citicorp USA, Inc., as Administrative Agent (the "Agent"). Under the terms of the Forbearance Agreement, the Lenders and the Agent have agreed, subject to certain conditions and for the period ending no later than January 14, 2002, to forbear from exercising remedies under the Credit Agreement and all related documents as a result of certain defaults. A copy of the Forbearance Agreement is attached as an exhibit to this Report and is incorporated herein by reference.

         In connection with the Forbearance Agreement, on December 10, 2001 the Agent provided a payment blockage notice to Oxford and to the trustee under the Indentures governing Oxford's 10 1/8% Senior Subordinated Notes due 2007, Series D, and the 10 1/8% Senior Subordinated Notes due 2007, Series A/B (the "Notes"). As a result, under the terms of the Indentures Oxford is prohibited from making any payments on the Notes until 180 days after the date on which the payment blockage notice was received, or earlier if the payment blockage period is terminated by the Agent, the Credit Agreement defaults have been waived, or the indebtedness under the Credit Agreement has been paid in full (unless the Credit Agreement has been accelerated). Accordingly, Oxford will not make the interest payment on the Notes due on December 15, 2001. The Indentures provide for a grace period of 30 days before the failure to pay interest creates an Event of Default under the Indentures.

         Oxford is continuing to negotiate with the Lenders under the Credit Agreement, towards developing a consensual restructuring of its outstanding debt obligations. As with any negotiation, no assurance can be given that Oxford will be successful in concluding an agreement with its debt holders with respect to any such restructuring.


FORWARD-LOOKING STATEMENTS

This report contains statements relating to such matters as anticipated financial performance, business prospects and other matters that may be construed as forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Oxford may from time to time publish or communicate other statements that could also be construed to be forward-looking statements. These statements are, or will be, based on Oxford's estimates, assumptions and projections, and are subject to risks and uncertainties, including those specifically listed below, that could cause actual results to differ materially from those included in the forward-looking statements.

The risks and uncertainties that may affect the operations, performance, development and results of operations of Oxford include the following: (1) the original equipment manufacturer ("OEM") supplier industry is highly cyclical and, in large part, impacted by the strength of the economy generally, by prevailing interest rates and by other factors which may have an effect on the level of sales of automotive vehicles; (2) future price reductions, increased quality standards or additional engineering capabilities may be required by the OEMs, which are able to exert considerable pressure on their suppliers; (3) the OEMs may decide to in-source some of the work currently performed by Oxford; (4) work stoppages and slowdowns may be experienced by OEMs and their Tier 1 suppliers, as a result of labor disputes; (5) there may be a significant decrease in sales of vehicles using Oxford's products or the loss by Oxford of the right to supply any of such products to its major customers; (6) increased competition could arise in the OEM supplier industry; (7) changing federal, state, local and foreign laws, regulations and ordinances relating to environmental matters could affect Oxford's operations; and (8) there may be unfavorable currency exchange rates relative to the U.S. dollar, which could impact Oxford's operations.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits. A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            OXFORD AUTOMOTIVE, INC.

                                            /s/ Aurelian Bukatko
                                            --------------------
                                            Aurelian Bukatko,
                                            Executive Vice President and Chief
                                            Financial Officer


Dated:  December 12, 2001












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                                  Exhibit Index

     Number                Description

         4.1 Forbearance Agreement, dated as of December 8, 2001 among Oxford Automotive, Inc., Oxford Automotive Canada Ltd., the Lenders identified therein, and Citicorp USA, Inc., as Administrative Agent, to the Fourth Amended and Restated Credit Agreement dated as of June 8, 2001, as amended.